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                                                                     Exhibit (j)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 23, 2000 on our audit of the financial statements and financial highlights of the Bremer Growth Stock Fund and the Bremer Bond Fund (two of the portfolios constituting the Bremer Investment Funds, Inc.), and to all references to our firm included in or made a part of this Form N-1A Registration Statement, Post Effective Amendment No. 10.


                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin
January 26, 2001